Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statements on Form S-8 (File Nos. 333-253461, 333-290356 and 333-225968) Form S-3 (File No. 333-287907 and 333-290312) of our report dated December 11, 2025, with respect to the consolidated financial statements of Forward Industries Inc. included in this Annual Report on Form 10-K for the year ended September 30, 2025.

/s/ CBIZ CPAs P.C.

Melville, New York

December 11, 2025